UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

As previously announced, on May 5, 2014, Miller Energy Resources, Inc. (the "Company") entered into the Rig Equipment Purchase Agreement with Baker Process, Inc. to purchase the Company's Rig 36 and related equipment (the "Rig"). Subsequent to purchasing the Rig, on May 9, 2014, the Company entered into the Master Equipment Lease Agreement (the "Master Lease"), Equipment Schedule No 1 (which, together with the Master Lease is the “Lease”) and the Interim Term Lease Schedule (the "Interim Funding Schedule" and together with the Lease the “Lease Documents”) with First National Capital, LLC ("FNC") to finance the purchase of and future modifications to the Rig.

Under the Lease Documents, the Company entered into a sale-leaseback with FNC whereby FNC will fund up to $5 million for the Rig and its modifications. The Lease Documents establish an interim period during which FNC will confirm the value of the Rig and the Company can begin to make improvements to its components.

On May 12, FNC funded an initial $2.5 million to the Company (less the initial security deposit and certain fees totaling $168,378). Provided that an appraisal confirms the value of the rig at $3,250,000 or more, FNC will continue to fund an additional $2.5 million to the Company as work on the rig progresses. In the event the appraisal finds a lower value for the Rig, FNC determines that the Company’s creditworthiness has materially declined, or on such other grounds as are described in the Lease Documents, FNC shall have the right to accelerate the obligations.

During the interim period, the Company shall pay to FNC a monthly rental fee of $79,957.50 beginning on June 1, 2014. In addition, the Company shall pay to FNC $2,665.25 per day as a daily rental rate on the Rig from May 9, 2014 until May 31, 2014. Following the end of the interim period, pursuant to the terms of the Lease, the Company shall pay in advance a monthly rental fee in the amount of $159,915 for thirty six months. At the end of the 36 month term, the Company has to option to repurchase the rig for one dollar.

The foregoing description is qualified in its entirety be reference to the Master Lease, the Equipment Schedule No. 1 and the Interim Funding Schedule, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Lease between the Company and FNC
10.2	Equipment Schedule No. 1 between the Company and FNC
10.3	Interim Term Lease Schedule between the Company and FNC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014	Miller Energy Resources, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer